Exhibit 10.1

June 17, 2021

To: On Track Innovations Ltd. (the “Company”)

Re: Notice of Exercise of Option and Agreement

This Notice of Exercise of Option and Letter Agreement (“Notice and Letter Agreement”) is provided in connection with that Loan Financing Agreement by and among the Company and the Lenders (as defined therein), dated as of December 9, 2020, as amended as of January 26, 2021 (the “Loan Agreement”).

Terms used and not otherwise defined herein shall have such meaning ascribed to them in the Loan Agreement.

The undersigned advises the Company of the following:

1.	The undersigned being the Majority Lender, hereby exercises its right under Section 1.6 of the Loan Agreement, to extend the Maturity Period.

2.	Pursuant to Section 1.6 of the Loan Agreement, it is hereby agreed that the Maturity Period is extended until December 17, 2021.

3.	It is further agreed that the interest accrued on the Loan for the 6 month period following the initial Closing elapsing on June 17, 2021, is equal to US$ 54,849 (the “Interest Debt”).

4.	Whereas Company determined that it is in its best interest, it is therefore further agreed notwithstanding Section 4.1 of the Loan Agreement, that: (i) payment by Company of the Interest Debt to the Lenders shall be made no later than December 17, 2021, and for the avoidance of doubt, such debt shall remain included in the Secured Amount for all purposes under the Loan Agreement; (ii) that the Interest Debt shall accrue interest at a rate of 10% per annum; (iii) that Section 5.1(b) of the Loan Agreement exclusively shall apply in respect of the conversion of the Interest Debt portion of the Secured Amount.

5.	Subject only to the provisions of Sections 1, 2, 3, and 4 above, the Loan Agreement shall continue to be in effect and apply, in accordance its terms, including without limitation as to the Maturity Period as extended and to the Secured Amount

6.	If the foregoing is acceptable to you, please indicate your agreement by signing this Notice and Letter Agreement below.

[Signature page follows]

Sincerely,

Jerry L. Ivy, Jr. Descendants’ Trust

Signature:	/s/ Jerry Ivy
By:	Jerry Ivy
Title:	Trustee

Agreed:

On Track Innovations Ltd.

Signature:	/s/ Yehuda Holtzman	Signature:	/s/ Assaf Cohen
By:	Yehuda Holtzman	By:	Assaf Cohen
Title:	Chief Executive Officer	Title:	Chief Financial Officer

Cc:	Scott Medford
Mark R. Beatty, Esq.
Yoram Shiv, Adv.
Dalit Kahana-Garbi, Adv.
Yael Sender, Adv.